UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

_______________
BLUE WIRELESS & DATA, INC.
(Name of Registrant as Specified in Its Charter)
_______________
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BLUE WIRELESS & DATA, INC.
3001 Knox Street, Suite 401
Dallas, Texas 75205

____________________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
_____________________________

To our Stockholders:

The purpose of this letter is to inform you that the Board of Directors of Blue Wireless & Data, Inc., a Delaware corporation (hereinafter referred to as “our company” or “Blue Wireless”), and the holders of a majority of the outstanding shares of our common stock, have approved the following corporate actions by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law:

An amendment to our company’s Certificate of Incorporation to effect a 1-for-50 reverse stock split of the issued and outstanding shares of our company’s common stock, such that each one (1) share of common stock issued and outstanding immediately prior to the time the amendment becomes effective shall be automatically reclassified and changed into one-fiftieth (1/50th) of a fully-paid and non-assessable share of common stock.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of Blue Wireless for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of Blue Wireless. Following the expiration of such twenty (20) day period, a Certificate of Amendment will be filed with the Secretary of State of Delaware, to effect the amendment and the reverse stock split, which will have the effects summarized above and described in more detail in the accompanying Information Statement. You are urged to the read the accompanying Information Statement in its entirety for a description of the corporate actions taken by the Board of Directors and the holders of a majority of the outstanding shares of our common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

Scott Sewell
Chief Executive Officer

December __, 2005

BLUE WIRELESS & DATA, INC.
3001 Knox Street, Suite 401
Dallas, Texas 75205

_________________________

INFORMATION STATEMENT
December __, 2005
_________________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed to the stockholders of Blue Wireless & Data, Inc., a Delaware corporation (hereinafter referred to as “our company” or “Blue Wireless”), on or about January ___, 2005 in connection with the corporate actions referred to below. Effective November 23, 2005, our Board of Directors and holders of a majority of the issued and outstanding shares of our common stock, par value $0.01 per share, entitled to vote on the matters set forth herein (collectively, the “Consenting Stockholders”), approved such matters. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on November 23, 2005 (the “Record Date”).

CORPORATE ACTIONS

The Delaware General Corporation Law permits the holders of a majority of the outstanding shares of our common stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of our stockholders. Effective as of the Record Date, Consenting Stockholders holding an aggregate of 259,785,995 shares of our common stock, representing approximately 52.33% of the total shares of our common stock entitled to vote, consented in writing without a meeting to the matters described below. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, 496,470,896 shares of our common stock were outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the holders of our common stock. The common stock is our only currently outstanding security eligible to vote on the approval and adoption of the Amendment described below.

Our Board of Directors has approved and recommended to our stockholders, and the holders of a majority of our outstanding shares of common stock have adopted and approved, a Certificate of Amendment to our company’s Certificate of Incorporation, in the form of Exhibit A attached to this Information Statement (the “Amendment”). The Amendment implements a 1-for-50 reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of our common stock, such that each one (1) share of common stock issued and outstanding immediately prior to the time the Amendment becomes effective shall be automatically reclassified and changed into one-fiftieth (1/50th) of a fully-paid and non-assessable share of common stock. The Amendment and the resulting Reverse Stock Split will become effective upon filing the Amendment with the Secretary of State of Delaware. We anticipate filing the Amendment with the Secretary of State of Delaware in substantially the form attached as Exhibit A to this Information Statement on or about the 20th calendar day following the date that this Information Statement is mailed to the stockholders of our company.

We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial stock ownership as of November 23, 2005 of (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director of our company and our executive officers, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)
Apollo Resources International, Inc.(2)	32,258,904	6.50%
MAC Partners, LP(2)	90,750,000	18.28%
Dennis G. Mc Laughlin, III (2)	40,626,905	8.18%
Scott Sewell(2)	40,000,000	8.06%
John W. Mills, III(2)	18,181,910	3.66%
Christopher Chambers(2)	0	0.00%
Officers and directors as a group (four persons)	98,808,815	19.90%

(1)
For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of November 23, 2005. All percentages are calculated based upon a total of 496,470,896 shares outstanding as of November 23, 2005, plus, in the case of the person for whom the calculation is made, that number of shares of common stock such person has the right to acquire within 60 days of November 23, 2005.

(2)	The address for each such beneficial owner is 3001 Knox Street, Suite 403, Dallas, Texas 75205.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any substantial interest in the proposal to be acted upon.

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Background

Effective as of the Record Date, our Board of Directors and the Consenting Stockholders approved the Amendment to effect a 1-for-50 reverse stock split of the issued and outstanding shares of our company’s common stock, such that each one (1) share of common stock issued and outstanding immediately prior to the time the Amendment becomes effective shall be automatically reclassified and changed into one-fiftieth (1/50th) of a fully-paid and non-assessable share of common stock.

Principal Reasons for the Reverse Stock Split

Our Board of Directors believes the current number of our authorized but unissued shares of common stock available is not sufficient to enable us to respond to potential business and financing opportunities and pursue important objectives that may present themselves. Accordingly, our Board of Directors believes it is in the best interests of Blue Wireless and its stockholders to effectuate the Reverse Stock Split whereby the number of issued and outstanding shares of our common stock will decrease, and as a result increase the number of authorized but unissued shares of our common stock. Our Board of Directors also believes that an increase in the number of authorized but unissued shares of our common stock will provide Blue Wireless with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. The authorized shares of common stock in excess of those issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Our Board of Directors also believes that the Reverse Stock Split will have the effect of increasing the per share stock price of our common stock and that, if our company is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. As a result, it is anticipated that the shares of our common stock would have greater liquidity and marketability. Stockholders should note that no assurance can be given that the foregoing effects will occur. In particular, there is no assurance that any increase in the market price of our common stock immediately following the Reverse Stock Split will occur or be sustained. No assurance can be given, however, that the market price of our common stock post-Reverse Split will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. In fact, in most reverse splits of other OTC Bulletin Board issuers, the multiple of the post-split market price over the pre-split market price is less than the reverse split multiple.

We have no present plans, understandings or agreements, and we are not engaged in any negotiations, that will involve the issuance of capital stock. However, our Board of Directors believes it prudent to have shares of capital stock available for such corporate purposes as our Board of Directors may from time to time deem necessary and advisable, including for acquisitions and the raising of additional capital.

Effect of the Reverse Stock Split

Basic Terms

Under the terms of the Reverse Stock Split, every holder of record immediately prior to the time the Amendment becomes effective will be entitled to receive one (1) share of common stock in exchange for every fifty (50) shares of common stock held by that holder. The common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable and the par value of our company’s common stock will remain as $0.01 per share. The number of stockholders of record will not be affected by the Reverse Stock Split.

Voting Rights

The Reverse Stock Split will not alter the voting and other rights of the holders of our common stock. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately before the effective time of the Reverse Stock Split will continue to hold 1% of the voting power of the outstanding shares of our common stock after the Reverse Stock Split.

Issued and Outstanding Shares of Common Stock, and Authorized but Unissued Shares of Common Stock

Our company is authorized to issue 500,000,000 shares of common stock, $0.01 par value per share. Our company has 496,470,896 shares of common stock issued and outstanding. The Reverse Stock Split will decrease the issued and outstanding shares of our common stock from 496,470,896 to 9,929,418 shares, while maintaining the current number of authorized shares of our common stock. The Reverse Stock Split will increase significantly the number of authorized but unissued shares of our company’s common stock, which will increase significantly the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our company’s common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or bylaws of our company. At this time, our company does not have any specific agreements or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of our company’s common stock.

The following table sets forth approximate information relating to our common stock, both on a pre-reverse stock split and a post-reverse stock split basis:

	Pre-Reverse Stock Split	Post-Reverse Stock Split
Authorized	500,000,000	500,000,000
Outstanding	496,470,896	9,929,418
Authorized but Unissued	3,529,104	490,070,582

Notwithstanding the decrease in the number of issued and outstanding shares of our common stock in connection with the Reverse Stock Split, the Reverse Stock Split is not and will not be part of a going private transaction covered by Rule 13e-3 of the Exchange Act.

Stock Options and Convertible Securities

Commencing with the effective date of the Reverse Stock Split, all outstanding options and convertible securities entitling the holders thereof to purchase set numbers of shares of our company’s common stock will be adjusted to entitle such holders to receive, upon exercise of their options or convertible securities, one-fiftieth of a share for each share underlying such holder’s options or convertible securities. The per-share exercise price of such options or convertible securities will be higher than the per-share exercise price specified before the Reverse Stock Split, resulting in approximately the same aggregate price being required to be paid after the Reverse Stock Split as would have been required if such holder had exercised prior to the Reverse Stock Split. For example, the holder of options to purchase 2,000 shares of common stock at an exercise price of $0.15 per share will instead be entitled to purchase forty (40) shares at a price of $7.50 per share.

Fractional Shares Rounded Up

The Reverse Stock Split will not alter any stockholder’s percentage interest in our company’s equity, except for negligible amounts resulting from the rounding up of fractional shares. In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Stock Split (by virtue of holding a number of shares of common stock not evenly divisible by fifty or by virtue of holding fewer than fifty shares of common stock prior to the effective date of the Reverse Stock Split), we will round up any fraction of a share to the next number of whole shares of common stock. The intention of the Reverse Stock Split is not to reduce the number of our stockholders, and therefore we will not pay cash in lieu of fractional shares.

Effective Date of the Reverse Stock Split

The effectiveness of the Reverse Stock Split is conditioned upon the filing of the Amendment with the Secretary of State of Delaware. We anticipate the Reverse Stock Split will become effective twenty (20) days after the date of mailing this Information Statement.

Exchange of Stock Certificates

Our transfer agent, __________________ has been appointed as our exchange agent to carry out the exchange of existing common stock certificates for new common stock certificates. As soon as practicable after the effective date of the Reverse Stock Split, the transfer agent will send a letter of transmittal to each stockholder. The letter will describe the procedures for surrendering stock certificates in exchange for new common stock certificates. Upon its receipt of stock certificates and properly completed letters of transmittal, the transfer agent will issue the appropriate new stock certificates. Each new certificate representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear any legends restricting the transfer of the shares that were borne by the surrendered certificate. Until surrendered as contemplated herein, all stock certificates outstanding immediately prior to the effective time of the Reverse Stock Split evidencing ownership of our common stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of common stock contemplated by the Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain federal income tax consequences to holders of our common stock who receive shares of our common stock as a result of the Reverse Stock Split. The discussion is based on the Internal Revenue Code of 1986, as amended (“Code”), and laws, regulations, rulings and decisions in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No state, local or foreign tax consequences are addressed herein.

This discussion is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a stockholder. In view of the varying nature of such tax consequences, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reverse Stock Split, including the applicability of federal, state, local or foreign tax laws.

We believe that, for federal income tax purposes, no gain or loss will be recognized by a stockholder who receives solely a reduced number of shares of our common stock as a result of the Reverse Stock Split. The stockholder’s aggregate tax basis in shares of our common stock held immediately after the Reverse Stock Split will be equal to the stockholder’s aggregate tax basis in shares of our common stock held immediately prior to the Reverse Stock Split. The stockholder will have the same holding period in the common stock as it has in such stock immediately prior to the Reverse Stock Split.

State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT UNDER ALL APPLICABLE TAX LAWS.

No Dissenters’ Rights

Under Delaware law, stockholders of our company do not have the right to dissent and obtain an appraisal of their shares with respect to the corporate actions described in this Information Statement.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,”“will,”“expect,”“believe,”“anticipate,”“intend,”“could,”“estimate,”“might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-KSB for the year ended September 30, 2004, as filed with the SEC (“Annual Report”), is incorporated in its entirety by reference into this Information Statement. This Information Statement is accompanied by a copy of the Annual Report. We will provide, without charge, to each stockholder as of the Record Date, upon the written or oral request of the stockholder and by first class mail or other equally prompt means within one business day of our receipt of such request, additional copies of the Annual Report that we have incorporated by reference into this Information Statement, as well as all amendments thereto, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Blue Wireless & Data, Inc., 3001 Knox Street, Suite 401, Dallas, Texas, 75205, Attention: Secretary.

As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (214) 744-0353 or by mail to our address at Blue Wireless & Data, Inc., 3001 Knox Street, Suite 401, Dallas, Texas, 75205, Attn: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

By Order of the Board of Directors

Scott Sewell
Chief Executive Officer

December __, 2005

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BLUE WIRELESS & DATA, INC.

Blue Wireless & Data, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the “Amendment”), declaring the Amendment to be advisable and calling for submission thereof to the stockholders of the Corporation.  The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that it is deemed advisable and in the best interests of the Corporation to amend the Corporation’s Certificate of Incorporation so as to decrease the number of issued and outstanding shares of its Common Stock, $0.01 par value, by implementing a reverse stock split of the Company’s issued and outstanding shares of Common Stock; and

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Section (a) of Article Fourth so that, as amended, Section (a) of Article Fourth shall be and read in its entirety as follows:

“(a)   Authorized Capital.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 510,000,000, of which 500,000,000 shares, par value of $0.01 shall be designated as Common Stock (“Common Stock”), and 10,000,000 shares, par value of $0.01, shall be designated as Preferred Stock (“Preferred Stock”).  Each one (1) share of Common Stock issued and outstanding immediately prior to the time this Certificate of Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one fiftieth (1/50th) of a fully-paid and nonassessable share of Common Stock.

SECOND:  The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Blue Wireless & Data, Inc. has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its Chief Executive Officer on this __ day of December, 2005.

                                                            BLUE WIRELESS & DATA, INC.

                                                                        By:

Scott Sewell

Chief Executive Officer